Exhibit 99.1

Hershey Announces CEO Succession Plan

HERSHEY, Pa., Jan. 10, 2025 -- The Hershey Company (NYSE: HSY) today announced that Michele Buck, Chairman of the Board of Directors, President and Chief Executive Officer, has informed the Board of her intention to retire from the Company effective June 30, 2026. Ms. Buck intends to serve in her existing roles until her successor is appointed, at which time she plans to resign from the Board and transition to a senior advisor role until her retirement.

The Board has appointed a special committee to direct the search for the Company’s next CEO and will consider external and internal candidates, in partnership with a nationally recognized search firm.

“It has been the pinnacle of my career to lead Hershey, a truly one-of-a-kind company. Our team has created one of the strongest and most recognizable snacking portfolios in the industry and I am immensely proud of what we have accomplished,” said Buck. “I am a firm believer that our long-term success is rooted in Hershey culture – the spirit of innovation has kept us at the forefront of new and changing trends to best serve our customers and consumers, made us a stronger partner for our communities and contributed to significant value creation for our shareholders. This year will be my 20th at Hershey and as we embark on a new year, I believe now is the right time to formally activate our succession planning and begin the transition to Hershey’s next leader.”

Victor Crawford, Lead Independent Director of the Board, said, “The Board is grateful for Michele’s vision and transformational leadership, not only over the past eight years as our CEO but for the past two decades. Michele has made innumerable marks on Hershey, including serving as the key architect of the Company’s expansion into broader snacking categories, driving sustainable international growth and building advanced capabilities and growth platforms to evolve Hershey into a stronger and more diversified business. Succession planning is a matter the Board and Michele have been discussing and with Michele’s continued guidance and leadership, we are confident we will execute a seamless transition.”

Hershey reaffirms its previously announced full-year 2024 financial outlook and intends to provide its 2025 outlook in connection with its regularly scheduled earnings release in February.

About The Hershey Company

The Hershey Company is an industry-leading snacks company known for making more moments of goodness through its iconic brands, remarkable people and enduring commitment to doing the right thing for its people, planet, and communities. Hershey has more than 20,000 employees in the U.S. and worldwide who work daily to deliver delicious, high-quality products. Hershey has more than 90 brand names in approximately 80 countries that drive more than $11.2 billion in annual revenues, including Hershey’s, Reese’s, Kisses, Kit Kat®, Jolly Rancher, Twizzlers and Ice Breakers, and salty snacks including SkinnyPop, Pirate’s Booty and Dot’s Homestyle Pretzels.

For 130 years, Hershey has been committed to operating fairly, ethically and sustainably. The candy and snack maker’s founder, Milton Hershey, created Milton Hershey School in 1909, and since then, Hershey has focused on helping children succeed through equitable access to education.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business outlook and financial performance. Many of these forward-looking statements can be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the Company’s securities. Factors that could cause results to differ materially include, but are not limited to: disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; issues or concerns related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; changes in raw material and other costs, along with the availability of adequate supplies of raw materials and the Company’s ability to successfully hedge against volatility in raw material pricing; the Company’s ability to successfully execute business continuity plans to address changes in consumer preferences and the broader economic and operating environment; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions, including with respect to inflation, rising interest rates, slower growth or recession, and other events beyond our control such as the impacts on the business arising from the conflict between Russia and Ukraine; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure and that of our customers and partners (including our suppliers); our ability to hire, engage and retain a talented global workforce, our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design, implementation or usage of our new enterprise resource planning system, including the ability to support post-implementation efforts and maintain enhancements, new features or modifications; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2024 and our other filings with the U.S. Securities and Exchange Commission from time to time. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.